EXHIBIT 10.1

FORM OF
PERFORMANCE-BASED VESTING LTIP UNIT VESTING AGREEMENT
UNDER THE
RETAIL OPPORTUNITY INVESTMENTS CORP.
AMENDED AND RESTATED 2009 EQUITY INCENTIVE PLAN

Grantee:
No. of LTIP Units, [assuming ]%	Payout Percentage]:
Grant Date:
Final Acceptance Date:
Pursuant to the Retail Opportunity Investments Corp. (the “Company”) Amended and Restated 2009 Equity Incentive Plan (the “Plan”) and the Second Amended and Restated Agreement of Limited Partnership of Retail Opportunity Investments Partnership, L.P., dated as of September 27, 2013 (the “Partnership Agreement”), as amended from time to time, of Retail Opportunity Investments Partnership, L.P., a Delaware limited partnership (the “Partnership”), the Committee grants to Grantee named above an Other Equity-Based Award (as defined in the Plan, and referred to herein as an “Award”) in the form of, and by causing the Partnership to issue to Grantee named above, LTIP Units (as defined in the Partnership Agreement) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Partnership Agreement. If this LTIP Unit Vesting Agreement (this “Agreement”) is accepted prior to the Final Acceptance Date, Grantee shall receive the number of LTIP Units specified above as of the Grant Date, subject to the restrictions and conditions set forth herein, in the Plan and in the Partnership Agreement. All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Plan.

1.
Acceptance of Agreement. Grantee shall have no rights with respect to this Agreement unless Grantee has accepted this Agreement prior to the close of business on the Final Acceptance Date specified above by (i) signing and delivering to the Partnership a copy of this Agreement and (ii) unless Grantee is already a Limited Partner (as defined in the Partnership Agreement), signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Annex A). If this Agreement is accepted by Grantee prior to the Final Acceptance Date, the Partnership Agreement shall be amended to reflect the issuance to Grantee of the LTIP Units so accepted. Thereupon, Grantee shall have all the rights of a Limited Partner of the Partnership with respect to the number of LTIP Units then issued to Grantee, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified in Sections 2, 4, 5 and 9, below.

2.	Vesting. LTIP Units granted under the Award shall become vested and nonforfeitable in accordance with the terms of this Section 2.

(a)	[Insert any vesting terms]

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(b)
[If none of the Performance Measures is achieved at Threshold, all LTIP Units under the Award, and any pending distributions in respect of such LTIP Units, shall be forfeited without consideration therefor.]

(c)	“Performance Measures”:
[Insert any performance metrics]

3.	Definitions. The following terms have the following meanings:

(a)	“Earned LTIP Units” means [the number of (i) LTIP Units covered by the Award, multiplied by (ii) the [Payout Percentage]].

(b)	“Performance Period” means the period beginning [●], 20[●] and ending [●], 20[●].

(c)	[Insert any other performance metric or vesting specific definitions]

4.
Limitation on Allocations. Notwithstanding any provision of the Partnership Agreement to the contrary, no allocations shall be made in respect of LTIP Units underlying the Award pursuant to Section 6.02 of the Partnership Agreement unless and until the LTIP Units underlying the Award become vested and nonforfeitable, unless otherwise determined by the General Partner in its reasonable discretion. The foregoing shall not limit allocations in respect of LTIP Units underlying the Award pursuant to Section 6.03 of the Partnership Agreement.

5.	Restrictions and Conditions.

(a)
The records of the Partnership evidencing the LTIP Units granted herein shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein, in the Plan and in the Partnership Agreement.

(b)
Subject to the provisions of the Plan and this Agreement, until LTIP Units become Earned LTIP Units, Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, hypothecate, alienate, encumber or assign such LTIP Units (or have the LTIP Units attached or garnished).

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6.
Lapse of Restrictions. Following the completion of the Performance Period, the Committee shall determine the achievement of the Performance Measures, the Payout Percentage and the number of LTIP Units that have become Earned LTIP Units. Following the Committee’s determination, LTIP Units granted herein which have not become Earned LTIP Units shall be immediately forfeited to the Partnership without any consideration by the Partnership or any of its Affiliates, and neither Grantee nor any of his or her successors, heirs, assigns or personal representatives will thereafter have any further rights or interests in such forfeited LTIP Units.

7.	Termination of Employment.

(a)	In the event of Grantee’s Termination for any reason:

(i)
Subject to clause[s] (ii)[,] [and] [(iii)] [and (iv)] below, upon Grantee’s Termination of Service by the Company or its Subsidiaries for Cause or by Grantee for any reason other than Good Reason (as defined in an applicable employment agreement by and between the Company and Grantee) during the Performance Period, all LTIP Units under this Award shall thereupon, and with no further action, be forfeited by Grantee.

(ii)
In the event Grantee has a Termination of Service on account of death or Disability or on account of Termination of Service by the Company for any reason other than for Cause or by Grantee for Good Reason during the Performance Period, all LTIP Units under this Award shall become Earned LTIP Units.

(iii)
[In the event Grantee has a Termination of Service (other than a Termination of Service by the Company for Cause) within 12 months following a Change of Control during the Performance Period, all LTIP Units under this Award shall become Earned LTIP Units.]

(iv)
[Termination of Service as an employee shall not be treated as a Termination of Service for purposes of this Paragraph 7 if Grantee continues without interruption to serve thereafter as an officer or director of the Company or in such other capacity as determined by the Committee (or if no Committee is appointed, the Board), and the termination of such successor service shall be treated as the applicable Termination of Service.]

8.	Distributions. Distributions on the LTIP Units underlying the Award shall be paid to Grantee in accordance with the terms of the Partnership Agreement.

9.
Delay on Distributions. Notwithstanding anything in the Partnership Agreement to the contrary, including without limitation Section 4.06 of the Partnership Agreement, any distributions that otherwise would have been made in respect of the LTIP Units granted herein during the Performance Period shall be retained by the Partnership and paid to Grantee as soon as reasonably practicable following the completion of the Performance Period, if,

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and to the extent that, the LTIP Units underlying Award become Earned LTIP Units. Solely by way of illustration and not intended to be a limitation, if only 50% of the LTIP Units become vested and nonforfeitable (i.e., Earned LTIP Units), unpaid distributions in respect of only 50% of the LTIP Units under the Award will be paid following the end of the Performance Period.

10.	Covenants, Representation and Warranties. Grantee hereby covenants as follows:

(a)
So long as Grantee holds any LTIP Units granted herein, Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of such LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code, as applicable to the Partnership or to comply with the requirements of any other appropriate tax authority.

(b)
[Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Annex B. Grantee agrees to file the election within 30 days after the Grant Date with the Internal Revenue Service, to promptly provide a copy of such filed election to the Company, and to file a copy of such election with Grantee’s U.S. federal income tax return for the taxable year in which such LTIP Units are awarded to Grantee.]

(c)
Grantee hereby agrees not to dispose of the LTIP Units subject to this Award within two years following receipt of such LTIP Units. The Partnership and Grantee hereby agree to treat Grantee as the owner of such LTIP Units from the Grant Date. Grantee hereby agrees to take into account the distributive share of Partnership income, gain, loss, deduction, and credit associated with such LTIP Units in computing Grantee’s income tax liability for the entire period during which Grantee has such LTIP Units.

(d)
Grantee hereby recognizes that the Internal Revenue Service has proposed regulations under Sections 83 and 704 of the Code that may affect the proper treatment of the LTIP Units granted herein for federal income tax purposes. In the event that those proposed regulations are finalized, Grantee hereby agrees to cooperate with the Partnership in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations.

(e)
Grantee has received and read a copy of the Partnership Agreement and the Plan and has had his or her tax advisors advise him or her on the application of U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which Grantee is or by reason of the Award may become subject to.

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11.	Clawback. The Award is subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board, and in each case, as may be amended from time to time.

12.
Assignment and Transfer. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of Grantee under this Agreement may not be sold, assigned, encumbered, pledged, or otherwise transferred except in the event of the death of Grantee, by will or by the laws of descent and distribution. In the event of any attempt by Grantee to sell, assign, encumber, pledge or otherwise transfer its rights and interests hereunder, except as provided in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company or the Partnership may require Grantee to forfeit the LTIP Units granted herein by notice to Grantee, and such LTIP Units and all rights hereunder shall thereupon become null and void. The rights and protections of the Company and the Partnership hereunder shall extend to any successors or assigns of the Company and the Partnership.

13.
Incorporation of the Plan. This Agreement is made under and subject to and governed by all of the terms and conditions of the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. By signing this Agreement, Grantee confirms that he or she has received a copy of the Plan and has had an opportunity to review the contents thereof. Any shares of Stock issued in exchange for partnership units into which LTIP Units may have been converted pursuant to the Partnership Agreement will be issued under the Plan.

14.
Amendment. Grantee acknowledges that the Plan may be amended or discontinued in accordance with Section 19 thereof and that this Agreement may be amended or canceled by the Board or the Committee, on behalf of the Partnership, for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such action shall materially impair Grantee’s rights under this Agreement without Grantee’s written consent.

15.
No Right to Continued Employment. Neither the Plan nor this Agreement will give Grantee any right to continue to be in the employ of the Company, the Partnership or any of their Affiliates, affect the right of the Company, the Partnership or any of their Affiliates to discharge or discipline such Grantee at any time, or affect any right of such Grantee to terminate his or her employment at any time.

16.
Waiver. The failure of Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

17.	Notices. Notices hereunder shall be mailed or delivered to the Partnership at its principal place of business and shall be mailed or delivered to Grantee at the address on file with the

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Partnership or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

18.
Consent to Electronic Delivery. Grantee agrees that the Company or the Partnership may deliver by email all documents relating to the Plan or the LTIP Units granted herein (including without limitation, a copy of the Plan) and all other documents that the Company or Partnership is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities Exchange Commission). Grantee also agrees that the Company or the Partnership may deliver these documents by posting them on a website maintained by the Company or by a third-party under contract with the Company. If the Company posts these documents on a website, it shall notify Grantee by email.

19.
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. Facsimile or electronic submission of any signed original document or retransmission of any signed facsimile or other electronic transmission will be deemed the same as delivery of an original.

20.
Severability. In the event that one or more provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

21.
Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

22.
Governing Law. This Agreement and all claims or disputes arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by, and construed in accordance with, the laws of the State of New York, applied without regard to conflict of law principles or rules that would cause the application of the domestic substantive laws of any other jurisdiction.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

RETAIL OPPORTUNITY INVESTMENTS
PARTERNSHIP, LP

By:	Retail Opportunity Investments GP, LLC,
its general partner

	By:	Retail Opportunity Investments Corp.,
its sole member

By:
Name: Stuart A. Tanz
Title: Chief Executive Officer
The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by Grantee.

Dated:

By:
Name:

[Signature Page to LTIP Vesting Agreement]

ANNEX A
FORM OF LIMITED PARTNER SIGNATURE PAGE
Grantee, desiring to become one of the within named Limited Partners of Retail Opportunity Investments Partnership, L.P., hereby becomes a party to the Second Amended and Restated Agreement of Limited Partnership of Retail Opportunity Investments Partnership, L.P., dated as of September 27, 2013, as amended through the date hereof (the “Partnership Agreement”). Grantee agrees that this signature page may be attached to any counterpart of the Partnership Agreement.

Signature Line for Limited Partner:

By:
Name:
Title:

Address of Limited Partner

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